Exhibit 10.4

TRADEMARK COEXISTENCE AGREEMENT

This Trademark Coexistence Agreement (“Agreement”) is made as of March 24, 2005, by and among Progress Energy, Inc., a North Carolina corporation (“Progress Energy”), Progress Rail Service Corporation, an Alabama corporation (“Progress Rail”), Progress Metal Reclamation Company, a Kentucky corporation (“Progress Metal”), and Progress Vanguard Corporation, a Delaware corporation (“Progress Vanguard”) (collectively, referred to as the “Parties”).

RECITALS

A.                                   Progress Energy is the ultimate parent of entities whose corporate names, trade names, trademarks, service marks, and domain names contain or consist of the word PROGRESS, including Progress Energy Service Company, LLC, Florida Progress Corporation, Progress Energy Carolinas, Inc., Progress Energy Florida, Inc., Progress Fuels Corporation, Progress Capital Holdings, Inc., Florida Progress Funding Corporation, Progress Energy Corporation, Progress DeSal, Inc., Progress Power Marketing, Inc., Progress Reinsurance Co., Ltd., Progress Telecommunications Corporation, Progress-Centrus, Inc., Progress Holdings, Inc., and Progress Provisional Holdings, Inc. (collectively, the “Progress Energy Companies”).

B.                                     Progress Energy and the Progress Energy Companies own all right, title, and interest in and to the corporate names, trade names, trademarks, service marks, and domain names containing or consisting of the word PROGRESS as used on or in connection with the goods and services of Progress Energy and the Progress Energy Companies, including all of the goodwill of the businesses associated with those names and marks (the “Progress Energy Marks”).

C.                                     This Agreement is made pursuant to that certain Agreement and Plan of Merger, dated February 17, 2005, by and among Progress Rail Services Holdings Corp., a Delaware corporation, PRSC Acquisition Corp., an Alabama corporation, PMRC Acquisition Co., a Kentucky corporation, Progress Rail, Progress Metal, Progress Fuels Corporation, a Florida corporation, and Progress Energy (the “Merger Agreement”).

D.                                    Progress Rail is the parent of Progress Vanguard.

E.                                      As provided by the Merger Agreement, Progress Rail, Progress Vanguard, Progress Metal and their respective subsidiaries (collectively, the “Progress Rail Companies”), own all right, title, and interest in and to the corporate names, trade names, trademarks, service marks, and domain names containing or consisting of PROGRESS RAIL, PROGRESS VANGUARD, and PROGRESS METAL, as used on or in connection with the goods and services of the Progress Rail Companies, including all of the goodwill of the business associated with those names and marks (the “Progress Rail Marks”).

The Parties, in consideration of and subject to the premises and mutual representations, warranties, covenants, conditions and agreements set forth herein and within the Merger Agreement and intending to be bound, agree as set forth below.

1.                                       Progress Rail Companies Covenants:

(a)                                  Except as provided in Paragraph 3 below, or as the Parties may otherwise agree to in writing, the Progress Rail Companies shall not, directly or indirectly, adopt, use, or seek to register any trademark, service mark, corporate name, trade name, domain name, or other similar designation containing or consisting of the word PROGRESS.

(b)                                 The Progress Rail Companies shall not, directly or indirectly, infringe or otherwise interfere with the adoption, use, or registration by the Progress Energy Companies, or any of them, of the Progress Energy Marks (currently existing or hereafter acquired) in connection with the goods and services offered by Progress Energy or any of the Progress Energy Companies, including but not limited to electricity, energy, fuel, insurance, power, telecommunications, and utility services (“Progress Energy Business”).

2.                                       Progress Energy Companies Covenants:

The Progress Energy Companies shall not, directly or indirectly, infringe or otherwise interfere with the adoption, use, or registration by the Progress Rail Companies, or any of them, of the Progress Rail Marks (currently existing or hereafter acquired) in connection with railcar and locomotive repair, track work, rail parts reconditioning and sales, scrap metal recycling, railcar leasing, and other products and services directly and primarily related to the rail business (“Progress Rail Business”).

3.                                       Future use of the word “Progress”

(a)                                  The Progress Rail Companies.

(i)                                     Notwithstanding the restrictions set forth in Paragraph 1(a) above, the Progress Rail Companies shall have the right to adopt, use, and seek to register any trademark, service mark, trade name, corporate name, domain name, or similar designation consisting of the word PROGRESS followed immediately by the word RAIL, METAL or VANGUARD (namely, PROGRESS RAIL, PROGRESS METAL, or PROGRESS VANGUARD), provided that such adoption, use, and registration relates only to the Progress Rail Business and does not otherwise violate the terms of this Agreement.

(ii)                                  Notwithstanding the restrictions set forth in Paragraph 1(a) above, the Progress Rail Companies shall also have the right to adopt, use, and seek to register one or more names or marks containing or consisting of the words PROGRESS RAIL, PROGRESS METAL, and PROGRESS VANGUARD, in those formulations, immediately preceded or followed by any additional word(s) or term(s) (such as, for example, PROGRESS RAIL SWITCHING or PROGRESS METAL ABACUS), in connection with a business that is not competitive with the Progress Energy Business, provided that the new mark does not otherwise violate the terms of this Agreement, including Paragraph 3(a)(iv).

(iii)                               Notwithstanding the restrictions set forth in Paragraph 1(a) above, the Progress Rail Companies shall also have the right to adopt, use, and seek to register one or more names or marks containing or consisting of the word PROGRESS preceded or followed immediately by a word(s) or term(s), such as TRAIN or LOCOMOTIVE (thereby adopting, for example, PROGRESS TRAIN or PROGRESS LOCOMOTIVE), that are otherwise primarily associated with the Progress Rail Business, in connection with a business that is not competitive with the Progress Energy Business, provided that the resulting name, mark, or designation does not otherwise violate the terms of this Agreement.

(iv)                              Notwithstanding any other term of this Agreement, the Progress Rail Companies shall not adopt, use, or seek to register any name or mark containing the word PROGRESS and the word “ELECTRICITY,” “ENERGY,” “FUEL,” “INSURANCE,” “POWER,” “TELECOMMUNICATIONS,” or “UTILITY,” or any synonym, root, or derivative thereof, without the prior written consent of Progress Energy, which may be withheld in the Progress Energy’s sole discretion.

(v)                                 Nothing in this Agreement shall be construed to preclude the Progress Rail Companies from offering to actual or potential customers under the Progress Rail Marks any goods or services subsumed within the definition of the Progress Rail Business, including customers who are or may be actual or potential customers of the Progress Energy Companies. Thus, for example, Progress Rail would not be precluded from offering rail transportation services under the Progress Rail Marks to a company engaged in the energy or telecommunications industry notwithstanding that the Progress Energy Companies provide services to that customer.

(b)                                 The Progress Energy Companies.

(i)                                     Even after the termination of any non-compete provision in the Merger Agreement, the Progress Energy Companies, and any newly created or later acquired company, subsidiary, division, or any licensee thereof, shall not use or seek registration for a mark incorporating the word PROGRESS as a trademark, service mark, trade name, corporate name, domain name, or similar designation, in connection with any business directly competitive with the Progress Rail Business. Notwithstanding the foregoing, the Progress Energy Companies may retain stenciled markings of the word “Progress” on rail cars that they own to identify the Progress Energy Business and not the Progress Rail Business.

(ii)                                  The Progress Energy Companies will not use the words “RAIL,” “METAL,” “VANGUARD,” “LOCOMOTIVE,” or “TRAIN,” or any synonym, root, or derivative thereof, with the word PROGRESS as a trademark, service mark, trade name, corporate name, domain name, or similar designation, without a prior consultation and a written understanding with the applicable entity of the Progress Rail Companies.

(iii)                               Nothing in this Agreement shall be construed to preclude the Progress Energy Companies from offering to actual or potential customers under the Progress Energy Marks any goods or services subsumed within the definition of Progress Energy Business, including customers who are or may be actual or potential customers of the Progress Rail Companies. Thus, for example, Progress Energy would not be precluded from offering energy services under the Progress Energy Marks to a company engaged in the rail transportation industry notwithstanding that the Progress Rail Companies provide locomotive repair services to that customer.

4.                                       Progress Energy Logo. Notwithstanding anything to the contrary herein, the Progress Rail Companies shall not have the right to use the logo of Progress Energy set forth on Exhibit A attached hereto (the “Progress Energy Star”) for any purpose.

5.                                       Construction of “PROGRESS”. As used in this Agreement, the word PROGRESS shall be deemed to include any root, derivative, synonym, or alternative spelling or misspelling of PROGRESS, including PROGRESSION and PROGRESSIVE, in all cases, tenses, typefaces, and stylized formulations.

6.                                       Cooperation.

(a)                                  The Parties believe, based on, among other things, the limitations set forth in this Agreement, the differences between the Progress Energy Business and the Progress Rail Business, the differences between the Progress Energy Marks and the Progress Rail Marks, and the differences in the channels of trade, audience, subject matter and other aspects of their goods and services identified by their respective marks, that there is no likelihood of confusion between any of the Progress Energy Marks and the Progress Rail Marks, and have agreed that the Parties’ respective marks can coexist under the terms and conditions of this Agreement.

(b)                                 Notwithstanding the foregoing, the Parties shall provide reasonable cooperation to each other in the event of any future suspected actual or likely confusion, and shall use reasonable commercial efforts to avoid such confusion.

7.                                       Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

8.                                 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York without regard to the conflicts of law rules thereof, and the Parties agree to be subject to the personal jurisdiction of the state and federal courts of New York in connection with any dispute over this Agreement.

9.                                   Assignment. This Agreement shall be binding on and inure to the benefit of the Parties and their parents, subsidiaries, affiliates, licensees, successors, and assigns, and all parties in privity with them. The Parties may assign their respective rights and obligations under this Agreement to a successor to substantially the entire business of a Party or that portion of a Party’s business with which the marks at issue are used, in whole or in part.

10.                             Shared Drafting Responsibility. The Parties acknowledge that they have shared the responsibility for drafting this Agreement and, therefore, the interpretation of any ambiguity in language in the Agreement will not be construed against either Party.

11.                             Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via facsimile, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other party in the manner provided by this Section 11:

If to Progress Energy:		Progress Energy, Inc.
410 South Wilmington Street
Raleigh, North Carolina 27601
	Attention:	David B. Fountain
Legal Department
Facsimile: (919) 546-3805

With a copy to:		Hunton & Williams
One Hannover Square
Suite 1400
Fayetteville Street Mall
Raleigh, North Carolina 27601
Attention: Timothy S. Goettel, Esq.
Facsimile: (919) 833-6352

If to Progress Rail, Progress Metal		Progress Rail Services Corporation
or Progress Vanguard:		1600 Progress Drive
P.O. Box 1037
Albertville, AL 35950
Attention: William Ainsworth
Facsimile:

With a copy to both:		One Equity Partners LLC
320 Park Avenue
New York, NY 10022
Attention: Richard M. Cashin

and

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Ron N. Dreben

12.                                 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13.                                 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

14.                              Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

15.                              Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby. In such case, the Parties will work together in good faith to agree upon and execute a new provision to address the one found invalid under certain circumstances that achieves the same business result without creating the same conflict that caused the original to be invalidated.

16.                              Confidentiality. The Parties shall treat this Agreement as confidential but shall cooperate to create a version that can be filed or recorded with a government agency, such as the United States Patent and Trademark Office, or for other necessary purposes, at the request of a Party.

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IN WITNESS WHEREOF, the Parties have caused this Trademark Coexistence Agreement to be duly executed as of the day and year first above written.

PROGRESS ENERGY, INC.

By:	/s/	Geoffrey S. Chatas
Name:		Geoffrey S. Chatas
Title:		Executive Vice President and Chief
Financial Officer

PROGRESS RAIL SERVICES CORPORATION

By:	/s/	William P. Ainsworth
Name:		William P. Ainsworth
Title:		President and Chief Executive Officer

PROGRESS METAL RECLAMATION COMPANY

By:	/s/	David R. Klementz
Name:		David R. Klementz
Title:		Senior Vice President

PROGRESS VANGUARD CORPORATION

By:	/s/	John R. Grace
Name:		John R. Grace
Title:		Senior Vice President

Consented to:

PROGRESS RAIL SERVICES HOLDINGS CORP.

By:	/s/	William H. Wangerin, Jr.

Name:		William H. Wangerin, Jr.

Title:		Senior Vice President